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                                                             FMC Corporation
                                                             Quarterly Report
                                                             on Form 10-Q for
                                                             June 30, 1999



Exhibit 12  Computation of Ratios of Earnings to Fixed Charges
            --------------------------------------------------
            (In millions, except ratio data)
            --------------------------------

                                             Six Months Ended
                                                  June 30,
                                           ------------------------
                                              1999           1998
                                              ----           ----
Earnings:

 Income from continuing operations
  before income taxes and cumulative
  effect of change in accounting
  principle                                 $133.5         $127.4
 Minority interests                            1.8            1.8
 Undistributed earnings of
  affiliates                                  (1.4)          (4.8)
 Interest expense and amortization
  of debt discount, fees and expenses         61.0           57.5
 Amortization of capitalized interest          1.6            3.0
 Interest included in rental expense           8.0            7.2
                                            ------         ------
Total earnings                              $204.5         $192.1
                                            ======         ======


Fixed charges:

 Interest expense and amortization
  of debt discount, fees and expenses       $ 61.0         $ 57.5
 Interest capitalized as part of
  fixed assets                                 1.5            3.0
 Interest included in rental expense           8.0            7.2
                                            ------         ------
Total fixed charges                         $ 70.5         $ 67.7
                                            ======         ======


Ratio of earnings to fixed charges            2.9x           2.8x
                                              ====           ====